SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     June 15, 1999



                              ARCA CORP.
           (Exact name of registrant as specified in charter)



  New Jersey                333-5278-NY             22-3417547
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (609) 667-0600



ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS


On June 15, 1999, ARCA Corp. declared a dividend distribution of one share of ARCA's wholly owned subsidiary, Apta Holdings, Inc., a Delaware corporation, for each share of ARCA Corp. common stock held by ARCA Corp. stockholders of record at 5:00 p.m. on June 28, 1999. A copy of a press release relating to such dividend is attached to this Form 8-K as Exhibit 99.02.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           99.02   ARCA Corp. Press Release dated June 15, 1999


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ARCA CORP.

                                          /s/ Harry J. Santoro
DATED: June 15, 1999
                                          By: Harry J. Santoro
                                          President

                                                    EXHIBIT 99.02
PRESS RELEASE

ARCA Corp.                                        Agate Technologies, Inc.
215 West Main Street                              46782 Lakeview Boulevard
Maple Shade, New Jersey 08052                     Fremont, CA  94538

FOR MORE INFORMATION, CONTACT:

ARCA Corp.                                        Agate Technologies, Inc.
(609) 667-0600 Fax: (609) 727-0218           (510) 492-5430; Fax:(510) 492-5440


FOR IMMEDIATE RELEASE


           ARCA CORP.  DECLARES DIVIDEND DISTRIBUTION


Maple Shade, New Jersey, (Business Wire) June 15, 1999 - The Board of Directors of ARCA Corp. (OTC BB: ARCC) today declared the following dividend distribution. One share of ARCA's wholly owned subsidiary, Apta Holdings, Inc., a Delaware corporation, for each share of ARCA Corp. common stock held by ARCA Corp. stockholders of record at the close of business on June 28, 1999.

Apta is a financial services holding company. Through its subsidiaries, Apta will be engaged in two lines of business: owning and operating income-producing real estate, and the originating and servicing of loans to businesses and consumers, generally secured by real estate or other assets.

On June 8, 1999, ARCA Corp. announced that ARCA and its controlling shareholders have entered into an agreement with Agate Technologies, Inc. and its controlling shareholders, with an anticipated closing on June 29th following ARCA's June 28, 1999 shareholders' meeting.

Pursuant to the agreement, ARCA formed Apta Holdings, Inc. and transferred all of its assets and liabilities to it. Each shareholder of record of ARCA as of the close of business on June 28, 1999 shall receive one share of Apta Holdings, Inc. for each ARCA share then held. Apta Holdings, Inc. will own and operate ARCA's current business operations under ARCA's current management. The shares of Apta Holdings, Inc. will be distributed after completion of required regulatory filings which management expects to complete by September 30, 1999.


Under the terms of the agreement, shareholders who own approximately 56 percent of Agate's common stock will exchange their shares in Agate for 7,867,500 shares of ARCA common stock, which gives them an ARCA ownership interest in excess of 80 percent. ARCA shall also offer to all other Agate shareholders, both common and preferred, the option to exchange their Agate shares for substantially equivalent ARCA shares. After the closing, Agate shareholders will therefore control ARCA, which will have Agate as a majority-owned subsidiary. Closing is scheduled for June 29, 1999.

Agate Technologies is a California corporation founded in January 1996. Agate's initial focus was to develop, customize, and market hot swap software to the notebook OEM segment of the PC industry. Agate then applied its hot swap technology to provide hot swap removable data storage devices bundled with software for notebook and desktop PCs using today's IDE interface. Hot swap is the ability to detach one device (such as a hard drive) from a computer and attach another device without shutting the computer off and rebooting.

ARCA plans to reincorporate in Delaware effective June 30, 1999 under the name Agate Technologies, Inc. and to then concentrate on bringing to market Agate's proprietary products. ARCA will be guided by Francis C.S. Khoo and Shirley Ooi, founders of Agate, who will become ARCA directors and executive officers. It is anticipated that ARCA's name will change to Agate Technologies, Inc., and its symbol on the OTC Bulletin Board will change to AGTE on June 30, 1999.

Certain statements made in this Press Release are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of future financing when needed, market acceptance of Agate's products and services , competitive pressures, and the ability to attract and retain key executive sales and management personnel. ARCA disclaims any obligation or responsibility to update any such forward-looking statements.